Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-33983, 33-29672, 33-41771, 33-63489, 333-20951, 333-24229, 333-45391, 333-45395, 333-67537, 333-93057, 333-90807, 333-77279, 333-75163, 333-82387, 333-84247, 333-88251, 333-96255, 333-33188, 333-34154, 333-36526, 333-38134, 333-39336, 333-39422, 333-42408, 333-46220, 333-49696, 333-57366, 333-58238, 333-58288, 333-59518, 333-59522, 333-59530, 333-63330 and 333-115625; and Form S-3 Nos. 33-20117, 33-54220, 33-58964, and 33-56107) of Intel Corporation of our reports dated February 15, 2005, with respect to the consolidated financial statements and schedule of Intel Corporation, Intel Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intel Corporation, included in this Annual Report (Form 10-K) for the year ended December 25, 2004.

/s/    ERNST & YOUNG LLP

San Jose, California

February 15, 2005